Exhibit 10.12.1

SCHEDULE OF CHANGE IN CONTROL AGREEMENTS

In accordance with Instruction 2 to Item 601 of Regulation S-K, Aqua America, Inc. (the “Company”) has omitted filing Change in Control Agreements by and between the Company and the following executive officers because they are substantially identical in all material respects to the form of Change in Control Agreement filed as Exhibit 10.12 to the Company’s Form 10-K for the fiscal year ended December 31, 2015:

1.	David Smeltzer
2.	Christopher Luning
3.	Dan Schuller
4.	Rick Fox
5.	Karl Kyriss*

*On June 30, 2015, Mr. Kyriss resigned as an executive officer.